Exhibit 99.B(e)(1)(i)

April 30, 2010

Mr. Todd Modic

ING Funds Distributor, LLC

7337 East Doubletree Ranch Road

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Distribution Agreement dated January 1, 2007 between ING Partners, Inc. and ING Funds Distributor, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Distributor to render such services to ING Solution Aggressive Growth Portfolio and ING Solution Conservative Portfolio, two newly established series of ING Partners, Inc.(together, the “New Series”), effective April 30, 2010, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the New Series to the Amended Schedule A of the Agreement.  The Amended Schedule A is attached hereto.

The Amended Schedule A has also been updated to reflect name changes for ING Legg Mason Partners Aggressive Growth Portfolio to ING Legg Mason ClearBridge Aggressive Growth Portfolio, ING Oppenheimer Strategic Income Portfolio to ING Oppenheimer Global Strategic Income Portfolio, and ING Solution Growth and Income Portfolio to ING Solution Moderate Portfolio.

Please signify your acceptance to act as Distributor under the Agreement with respect to the aforementioned New Series.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Partners, Inc.

ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Partners, Inc.
Scottsdale, AZ 85258-2034	Fax: 480-477-2744

AMENDED SCHEDULE A

with respect to the

DISTRIBUTION AGREEMENT

between

ING PARTNERS, INC.

and

ING FUNDS DISTRIBUTOR, LLC

Name of Fund

ING American Century Small-Mid Cap Value Portfolio

ING Baron Asset Portfolio

ING Baron Small Cap Growth Portfolio

ING Columbia Small Cap Value Portfolio

ING Davis New York Venture Portfolio

ING Fidelity® VIP Contrafund® Portfolio

ING Fidelity® VIP Equity-Income Portfolio

ING Fidelity® VIP Growth Portfolio

ING Fidelity® VIP Mid Cap Portfolio

ING Index Solution 2015 Portfolio

ING Index Solution 2025 Portfolio

ING Index Solution 2035 Portfolio

ING Index Solution 2045 Portfolio

ING Index Solution 2055 Portfolio

ING Index Solution Income Portfolio

ING JPMorgan Mid Cap Value Portfolio

ING Legg Mason ClearBridge Aggressive Growth Portfolio

ING Oppenheimer Global Portfolio

ING Oppenheimer Global Strategic Income Portfolio

ING PIMCO Total Return Portfolio

ING Pioneer High Yield Portfolio

ING Solution 2015 Portfolio

ING Solution 2025 Portfolio

ING Solution 2035 Portfolio

ING Solution 2045 Portfolio

ING Solution 2055 Portfolio

ING Solution Aggressive Growth Portfolio

ING Solution Conservative Portfolio

ING Solution Growth Portfolio

ING Solution Income Portfolio

ING Solution Moderate Portfolio

ING T. Rowe Price Diversified Mid Cap Growth Portfolio

ING T. Rowe Price Growth Equity Portfolio

ING Templeton Foreign Equity Portfolio

ING Thornburg Value Portfolio

ING UBS U.S. Large Cap Equity Portfolio

ING Van Kampen Comstock Portfolio

ING Van Kampen Equity and Income Portfolio